AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), by and between Medical Science Systems, Inc., a Texas Corporation (the "Corporation"), and Paul J. White ("Employee"), is effective this 17th day of November, 1998. The Corporation and Employee are hereinafter sometimes referred to, individually and collectively, as a "Party" or the "Parties."

         WHEREAS, the Corporation and Employee have previously entered into that certain employment agreement dated January 1, 1996, as amended on August 1, 1997 and January 1, 1997 (the "Agreement"); and

         WHEREAS, the Corporation and Employee desire to amend the terms and conditions of the Employee's employment with the Corporation.

         NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements set forth below, the Parties hereto agree to delete the first paragraph of section three (COMPENSATION) of the Employment Agreement in its entirety and replace it with the following paragraph:

                           "In consideration of the performance by Employee of Employee's obligations during the Employment Term (including any services as an officer, director, employee, member of any committee of the Corporation or any of its subsidiaries, or otherwise), the Corporation will pay Employee a salary (the "Salary") at an annual rate of $148,750 per year during the seven (7) month period of December 1 1998 to June 30, 1999 and at an annual rate of $170,000 per year thereafter."

         This amendment is intended to and shall only effect the changes set forth in the preceding paragraph. No other change, amendment, waiver, discharge, or termination shall be effected except by a subsequent written instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

DATED:  December 14, 1998.

                         Medical Science Systems, Inc.,
                         A Texas Corporation



                         By:
                             -----------------------
                                U. Spencer Allen
                             Chief Financial Officer


                         EMPLOYEE



                         By:
                             -----------------------
                                 Paul J. White